U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 31, 2014

BLINK TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-53564	26-1395403
(Commission File Number)	(I.R.S. Employer Identification No.)

5536 S. Ft. Apache #102, Las Vegas, NV 89148
(Address of principal executive offices)

(949) 903-9144

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", “our company," the “Registrant” refer to Blink Technologies, Inc., a Nevada corporation (f/k/a/ EPunk, Inc.)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on December 19, 2014, with the filing of the amendment to the Company's Articles of Incorporation with the Nevada Secretary of State, specifically a Certificate of Designation (as returned accepted by the Nevada Secretary of State on December 31, 2014), the Company amended its Articles of Incorporation to designate 10,000,000 shares of its authorized preferred stock as Series A Preferred Stock with specific rights and preferences including the provision that each share of the Series A Preferred Stock shall have one hundred votes on all matters presented to be voted by the holders of Common Stock. The Series A Preferred Stock is not convertible to Common Stock.

Section 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series A Preferred Stock as filed with the Nevada Secretary of State, filed December 19, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blink Technologies, Inc.

Date: January 2, 2015	By:	/s/ Dean Miller
Dean Miller
Chief Executive Officer